Zion Oil & Gas Newsletter

Friday, October 7, 2011

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Dear Shareholder and/or Friend of Zion...

We are moving forward with our exploration plans.

Recently, we negotiated a seismic acquisition agreement with the Geophysical Institute of Israel (GII) to conduct a 2D field seismic survey in our recently acquired Jordan Valley License area. This past week, the seismic acquisition agreement was signed. The field acquisition is scheduled to commence in late 2011 or early in 2012.

On Thursday, October 6, 2011, we issued a press release regarding the seismic acquisition agreement. You can review the press release at the end of this message.

Previously, Zion’s field seismic acquisition programs have involved Vibroseis vehicles to send out the primary seismic energy source.

Vibroseis trucks in Israel.
Vibroseis technology uses vehicle-mounted vibrators (commonly called “vibes”) to transmit seismic energy into the ground that then allows our geoscientists to “see” underground structures.

However, this time, in order to bring forward our acquisition date we have decided to use dynamite.

The collection of seismic data involves sending shock waves into the ground and measuring how long it takes for the subsurface rocks to reflect these waves back to the surface.

The shock waves for our seismic acquisition will be generated by exploding small dynamite charges in buried, shallow holes.

When the shock waves created by the dynamite travel into the earth, boundaries between the rocks reflect the waves back, and the arrival times of the waves back at the surface are detected by listening devices called receiver geophones.

Computers then process the geophone data and convert it into seismic lines -- two-dimensional displays that resemble subsurface geologic cross-sections. Data collected in this fashion helps us to create computer models of the underground geometries of the rocks.

Our schedules may change, but today, we believe that it is most likely that Zion’s next well will be drilled in our Jordan Valley License in 2012.

Zion has three petroleum exploration license areas, onshore Israel, comprising approximately 218,000 acres, and we are actively evaluating our licenses and planning for our next wells.

We have 100% working interest in our licenses, an experienced and professional team and unlike many countries and companies... no outstanding debt.

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On Friday evening, October 7, 2011, Yom Kippur (Israel’s ‘Day of Atonement’) begins. It is a day of fasting, prayer and introspection where we seek forgiveness for wrongs that we may have done.

As I commented in my previous update, the road to success comes through hard work, determination, and personal sacrifice, so, we are redoubling our work efforts and examining every part of our business to ensure that we allocate Zion’s strategic resources correctly and execute our planned drilling program with the minimum possible delay.

“In your good pleasure, make Zion prosper…”
Psalm 51:18

Thank you for your support of Zion and ‘Chatimah Tovah’

(A Yom Kippur greeting, meaning, “May you be sealed in the Book of Life”)

Shalom from Israel

Richard Rinberg
CEO of Zion Oil & Gas, Inc.
www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion’s planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, plans to commence a 2D seismic survey, that seismic acquisition is expected to begin in 2011 or 2012, that the results will improve the quality of existing data and increase the chances of success of planned exploratory wells, the sufficiency of cash reserves, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information:
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More information about Zion is available at www.zionoil.com or by contacting Mike Williams (dallas@zionoil.com)at:

Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300,
Dallas, TX 75231.
Tel: 1-214-221-4610 or 1-888-891-9466

Zion Oil & Gas Signs Seismic Survey Contract

Dallas, Texas and Caesarea, Israel – October 6, 2011 – Zion Oil & Gas, Inc. (NASDAQ GM: ZN) announced today that it has signed an agreement with the Geophysical Institute of Israel relating to the acquisition of approximately 15 kilometers of 2D seismic lines located within Zion’s Jordan Valley License area. The acquisition is expected to begin in the last quarter of 2011 or the first quarter of 2012 and the total cost of the program, including mobilization and demobilization, is projected to be approximately US$ 380,000.

Zion’s Chief Executive Officer, Richard Rinberg, said today, “The planned seismic survey in our Jordan Valley License area is being carried out in order to add to our existing data and increase the chance of success of exploratory wells in our petroleum exploration efforts. The proposed seismic acquisition is intended to help us to evaluate the next steps we need to take to identify one or more prospects within our Jordan Valley License area.

I am optimistic about the possibility of recovering hydrocarbons within our license areas, onshore Israel, especially due to the U.S. Geological Survey (USGS) report, published in April 2010, containing their assessment that there may be 1.7 billion barrels of recoverable oil and 122 trillion cubic feet of recoverable gas in the Levant Basin, as all of Zion’s exploration rights fall within the area of the Levant Basin.”

Zion’s common stock trades on the NASDAQ Global Market under the symbol “ZN” and Zion’s warrants trade under the symbols: “ZNWAW”, “ZNWAZ” and “ZNWAL”.

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel in areas located onshore between Haifa and Tel Aviv. It currently holds three petroleum exploration licenses: the Joseph License (on approximately 83,272 acres) and the Asher-Menashe License (on approximately 78,824 acres) between Netanya, in the south, and Haifa, in the north, and the Jordan Valley License (on approximately 55,845 acres), just south of the Sea of Galilee. The total license area amounts to approximately 218,000 acres.

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion’s planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, the presence or recoverability of hydrocarbons, plans to include up to 15 km of 2D seismic, that acquisition is expected to begin in 2011 or 2012, that the cost will be as projected, that the results will improve the quality of existing data and increase the chances of success of planned exploratory wells, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Zion’s homepage may be found at: www.zionoil.com

Contact:

Zion Oil & Gas, Inc.
Mike Williams  tel: 214-221-4610
dallas@zionoil.com